Exhibit 99.1

SELLAS Announces Reverse Stock Split

11/6/2019

- Shares of Common Stock Will Begin Trading on Split-Adjusted Basis on November 8, 2019 -

NEW YORK, Nov. 06, 2019 (GLOBE NEWSWIRE) -- SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) (“SELLAS” or the “Company”), a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, today announced that it filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-50 reverse stock split of its common stock. The shares underlying the Company’s outstanding options and warrants will also be adjusted accordingly. The reverse split will take effect at 5:00 pm Eastern Time on November 7, 2019 and the Company’s common stock will open for trading on The Nasdaq Capital Market on November 8, 2019 on a post-split basis.

At the Company’s Special Meeting of Stockholders held on September 10, 2019, SELLAS’ stockholders approved a reverse stock split within a range of 1-for 20 and 1-for-60. The specific ratio of 1-for-50 was approved by the Company’s Board of Directors.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. As a result of the reverse stock split, every 50 shares of the Company’s common stock issued and outstanding prior to the opening of trading on November 8, 2019 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.0001. No fractional shares are being issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof.

Trading of the Company’s common stock on The Nasdaq Capital Market will continue, on a split-adjusted basis, with the opening of the markets on Friday, November 8, 2019, under the existing ticker symbol “SLS” but with a new CUSIP number 81642T 209. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 228 million pre-reverse split shares to approximately 4.6 million post-reverse split shares.

The Company has retained its transfer agent, Computershare Trust Company, N.A. (“Computershare”), to act as its exchange agent for the reverse split. Computershare will provide stockholders and warrant holders of record as of the effective date of the reverse stock split instructions for the exchange of their certificates and/or warrants. Stockholders owning shares and/or warrants via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

More information regarding the reverse stock split can be found in the proxy statement filed by the Company with the Securities and Exchange Commission on Schedule 14A on August 5, 2019.

About SELLAS Life Sciences Group, Inc.

SELLAS is a clinical-stage biopharmaceutical company focused on novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, galinpepimut-S, is licensed from Memorial Sloan Kettering Cancer Center and targets the Wilms Tumor 1 (WT1) protein, which is present in an array of tumor types. SELLAS’ second product candidate, nelipepimut-S, is a HER2-directed cancer immunotherapy being investigated for the prevention of the recurrence of breast cancer after standard of care treatment in the adjuvant setting.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, among other things, the risks and uncertainties affecting SELLAS as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 22, 2019 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Investor Contacts

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

ir@sellaslife.com

Investor Relations

SELLAS Life Sciences Group, Inc.

917-438-4353

info@sellaslife.com

Source: SELLAS Life Sciences Group

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